QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Allan Crawford Investor Relations (770) 206-6200

COMPUCREDIT REPORTS FIRST QUARTER RESULTS

        ATLANTA, GA, May 4, 2004—CompuCredit (NASDAQ: CCRT) reported first quarter 2004 net income attributable to common shareholders of $17.7 million, or $0.36 per diluted share, as compared to its first quarter 2003 net income attributable to common shareholders of $29.5 million, or $0.60 per diluted share.

        Reflecting broad improvements in the credit quality of CompuCredit's managed receivables, the Company's net interest margin was 17.5 percent in the first quarter of 2004, as compared to 15.5 percent for the first quarter of 2003. The adjusted charge-off rate was 8.2 percent in the first quarter of 2004, as compared to 10.2 percent for the first quarter of 2003. Also, at March 31, 2004, the 60-plus day delinquency rate was 10.5 percent, as compared to 13.3 percent at March 31, 2003.

        CompuCredit also announced the appointment of William R. McCamey as the Company's new Treasurer. "Bill provides us with the necessary breadth of experience in the Treasury role—experience that will serve us well as we continue our business expansion into other markets, products and services," commented David G. Hanna, CompuCredit's CEO and Board Chairman. Bill, a Chartered Financial Analyst, joins CompuCredit from Watershed Advisors, a debt structuring advisory firm that he co-founded. Previously, he served as a Director with Wachovia Securities' Corporate and Investment Banking Group.

        Various references in this press release and the accompanying financial information are to the managed credit card receivables underlying the Company's off balance sheet securitization facilities. Performance metrics and data based on these managed receivables are key to any evaluation of the Company's performance in managing (including underwriting, valuing purchased receivables, servicing and collecting) the portfolios of receivables underlying the Company's securitization facilities. The Company allocates resources within the Company and manages the Company using financial data and results prepared on a so-called "managed basis." It is also important to analysts, investors and others that the Company provides selected metrics and data on a managed basis because this enables a comparison of CompuCredit to others within the specialty finance industry. Moreover, the Company's management, analysts, investors and others believe it is critical that they understand the credit performance of the entire portfolio of the Company's managed credit card receivables because it reveals information concerning the quality of loan originations and the related credit risks inherent within the securitized portfolios and the Company's retained interests in the securitization facilities.

        Managed receivables data assumes that none of the credit card receivables underlying the Company's off balance sheet securitization facilities were ever transferred to securitization facilities and presents net credit losses and delinquent balances on the receivables as if the Company still owned the receivables. Reconciliation of the managed receivables data to CompuCredit's GAAP financial statements requires recognition that substantially all (i.e., all but $59.1 million) of the Company's credit card receivables had been sold in securitization transactions as of March 31, 2004; this reconciliation requires the removal of all but $59.1 million of the managed receivables data from the Company's books and records to yield only the $59.1 million of originated credit card receivables and associated statistics under GAAP, coupled with the recording under GAAP of retained interests in various securitization structures.

* * * * *

        Further details regarding CompuCredit's first quarter financial performance will be discussed during management's conference call on Wednesday, May 5, 2004 at 8:00 a.m., Eastern Time. The media and public are invited to listen to the live webcast of the call, accessible on the Internet at www.CompuCredit.com. A replay of the conference call also will be available on the web site.

        CompuCredit Corporation uses analytical techniques that allow it to provide credit and other complementary services and products to consumers it believes to be underserved by traditional grantors of credit. Credit cards marketed by CompuCredit generally are issued by Columbus Bank and Trust Company under an agreement with CompuCredit. For more information about CompuCredit, visit www.CompuCredit.com.

* * *

        This release includes forward-looking statements. The words "will," "looking forward," "should" and similar expressions also are intended to identify forward-looking statements; however, this release also contains other forward-looking statements that may not be so identified. Forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond CompuCredit's control. Actual results may differ materially from those suggested by the forward-looking statements. Accordingly, there can be no assurance that such indicated results will be realized. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the factors set forth in "Item 1. Business—Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2003. CompuCredit expressly disclaims any obligation to update any forward-looking statements except as may be required by law.

CompuCredit Corporation (CCRT)
Financial and Statistical Summary
(Unaudited)

	At or For the Three Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003
	(In thousands, except per share data)
Common Share Statistics
EPS—Basic	$0.36	$0.23	$0.60
EPS—Diluted	$0.36	$0.23	$0.60
Book Value Per Common Share Outstanding (period end)(1)	$11.77	$11.10	$9.40
Stock Price Per Share (period end)	$21.14	$21.28	$6.28
Total Market Capitalization (period end)	$995,525	$1,000,437	$288,478
Shares Outstanding (period end)	47,092	47,013	45,936
Weighted Average Shares O/S—Basic	51,726	51,493	50,827
Weighted Average Shares O/S—Diluted	52,681	52,482	50,971
Average Managed Receivables Statistics(2)
Average Managed Receivables	$2,219,537	$2,419,674	$2,636,728
Average Shareholders' Equity	$589,632	$569,897	$461,616
Net Interest Margin	17.5%	20.2%	15.5%
Return on Average Managed Receivables	3.4%	2.0%	4.6%
Return on Average Equity (ROE)	12.7%	8.3%	26.5%
Net Charge-Off Rate	15.7%	15.0%	20.3%
Adjusted Charge-Off Rate	8.2%	7.8%	10.2%
Adjusted Charge-Offs	$45,294	$47,304	$67,180
Risk Adjusted Margin	20.9%	21.9%	13.2%
Operating Ratio	10.0%	8.4%	8.4%
Other Income ratio	11.3%	9.3%	8.2%
Period-End Selected Credit Card Data(2)
Total Managed Receivables	$2,090,644	$2,340,898	$2,470,041
Delinquency Rate (60+ days)	10.5%	12.0%	13.3%
Number of Accounts	2,276	2,416	3,169
Shareholders' Equity	$610,849	$574,013	$478,315
Equity to Managed Receivables Ratio	29.2%	24.5%	19.4%

(1)
Assumes preferred shares are converted into common shares as of end of each period.

(2)
Excludes receivables acquired at or near charge-off at the time of purchase.

CompuCredit Corporation and Subsidiaries
Consolidated Balance Sheets

	March 31, 2004 (Unaudited)	December 31, 2003
	(Dollars in thousands)
Assets
Cash and cash equivalents	$69,286	$110,605
Restricted cash	10,000	11,921
Retained interests in credit card receivables securitized	538,201	538,961
Amounts due from securitization	11,198	4,199
Loans receivable, net	29,060	16,271
Deferred costs, net	38,500	7,750
Software, furniture, fixtures and equipment, net	24,006	24,307
Investment in equity method investee	6,363	6,577
Investment in previously charged off receivables	18,266	13,960
Investment in debt securities	20,678	15,007
Prepaid expenses and other assets	17,302	11,797

Total assets	$782,860	$761,355

Liabilities
Accounts payable and accrued expenses	$28,862	$26,436
Notes payable	6,139	1,945
Deferred revenue	6,744	9,895
Income tax liability	70,245	96,491

Total liabilities	111,990	134,767

Minority interest	60,021	52,575

Shareholders' equity
Preferred stock, no par value, 10,000,000 shares authorized:
Series A preferred stock, 30,000 shares issued and 25,000 shares outstanding at March 31, 2004 and December 31, 2003, respectively	30,577	29,816
Series B preferred stock, 10,000 shares issued and outstanding at March 31, 2004 and December 31, 2003, respectively	12,486	12,181
Common stock, no par value, 150,000,000 shares authorized; 47,964,975 and 47,885,506 issued at March 31, 2004 and December 31, 2003, respectively	—	—
Additional paid-in capital	252,392	250,943
Treasury stock, at cost, 872,900 shares at March 31, 2004 and December 31, 2003, respectively	(4,586)	(4,586)
Deferred compensation	(488)	(593)
Warrants	16,498	—
Retained earnings	303,970	286,252

Total shareholders' equity	610,849	574,013

Total liabilities and shareholders' equity	$782,860	$761,355

CompuCredit Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)

	For the Three Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003
	(Dollars in thousands, except per share data)
Interest income(1)	$7,705	$5,251	$1,209
Interest expense	(91)	(125)	(3,298)
Provision for loan losses	(9,115)	(4,681)	—

Net interest income (expense) after provision for loan losses	(1,501)	445	(2,089)

Other operating income:
Income from retained interests in credit card receivables securitized	14,641	10,166	36,307
Servicing income	25,298	23,641	27,666
Fees and other income	56,264	49,504	28,004
Equity in (loss) income of equity method investee	(214)	37	14,296

Total other operating income	95,989	83,348	106,273

Other operating expense:
Salaries and benefits	6,245	5,017	4,341
Credit card servicing	32,267	32,236	38,047
Marketing and solicitation	5,699	4,343	1,587
Depreciation	3,993	3,955	3,865
Other(2)	9,915	9,480	8,539

Total other operating expense	58,119	55,031	56,379

Income before minority interest and income taxes	36,369	28,762	47,805
Minority interest	(6,293)	(10,295)	—

Income before income taxes	30,076	18,467	47,805
Income taxes	(11,288)	(6,634)	(17,210)

Net income	$18,788	$11,833	$30,595

Net income attributable to common shareholders	$17,718	$10,787	$29,487

Average shares outstanding—basic	51,726	51,493	50,827

Average shares outstanding—diluted	52,681	52,482	50,971

Net income per share—basic	$0.36	$0.23	$0.60

Net income per share—diluted	$0.36	$0.23	$0.60

(1)
Interest income includes:
(a)
$248, $447, and $0 (in thousands) for the respective periods related to our minority interest partner's share of interest income.

(b)
$6,030, $2,544, and $0 (in thousands) for the respective periods related to interest earned on unsecuritized credit card receivables, the interest on which is reflected in the Company's net interest margin calculation and the receivables of which are reflected in the Company's average managed receivables balances.

(2)
Other operating expense includes ancillary product expenses of $298, $285, and $683 (in thousands) for the respective periods.

QuickLinks

COMPUCREDIT REPORTS FIRST QUARTER RESULTS